Exhibit 10.1

DISCOVER FINANCIAL SERVICES
DIRECTORS’ COMPENSATION PLAN
20XX Directors’ Annual Equity Award
AWARD CERTIFICATE FOR
RESTRICTED STOCK UNITS

TABLE OF CONTENTS FOR AWARD CERTIFICATE
1.Stock units generally.    2
2.Vesting schedule and conversion.    3
3.Dividend equivalent payments.    3
4.Death and Disability.    3
5.Change in Control.    4
6.Termination of Service and cancellation of awards.    4
7.Satisfaction of obligations.    4
8.Nontransferability.    5
9.Designation of a beneficiary.    5
10.Ownership and possession.    5
11.Securities law compliance matters.    6
12.Compliance with laws and regulations.    6
13.No entitlements.    6
14.Consents under local law.    6
15.Award modification.    6
16.Severability.    7
17.Governing law.    7
18.Defined terms.    7

DISCOVER FINANCIAL SERVICES
DIRECTORS’ COMPENSATION PLAN

20XX DIRECTORS’ ANNUAL EQUITY AWARD
AWARD CERTIFICATE FOR RESTRICTED STOCK UNITS

Discover has awarded to you restricted stock units as an incentive for you to continue to provide services as a Director of the Company from the Date of the Award through the Scheduled Vesting Date, as provided in this Award Certificate. This Award Certificate sets forth the general terms and conditions of your 20XX Annual Equity Award restricted stock unit award.
The number of restricted stock units in your award has been communicated to you separately in writing.
Your restricted stock unit award is made pursuant to the Plan. References to “restricted stock units” in this Award Certificate mean only those restricted stock units included in your 20XX Annual Equity Award restricted stock unit award, and the terms and conditions herein apply only to such award. If you receive any other award under the Plan or another equity compensation plan, it will be governed by the terms and conditions of the applicable award documentation, which may be different from those herein.
The purpose of the restricted stock unit award is, among other things, to align your interests with the interests of Discover and its stockholders and to reward you for your continued service as a Director of Discover in the future. In view of these purposes, you will earn your 20XX Annual Equity Award restricted stock unit award only if you remain in continuous service as a Director of Discover through the applicable Scheduled Vesting Date.
Section 409A of the Internal Revenue Code imposes rules relating to the taxation of deferred compensation, including your 20XX Annual Equity Award restricted stock unit award. Discover reserves the right to modify the terms of your 20XX Annual Equity Award restricted stock unit award, including, without limitation, the payment provisions applicable to your restricted stock units, to the extent necessary or advisable to comply with Section 409A of the Internal Revenue Code.
Capitalized terms used in this Award Certificate that are not defined in the text have the meanings set forth in Section 18 below. Capitalized terms used in this Award Certificate that are not defined in the text or in Section 18 below have the meanings set forth in the Plan.

1.	Stock units generally.
Each of your restricted stock units corresponds to one share of Discover common stock. A restricted stock unit constitutes an unsecured promise by Discover to pay you one share of Discover common stock on the conversion date for the restricted stock unit. As the holder of restricted stock units, you have only the rights of a general unsecured creditor of Discover. You will not be a stockholder with respect to the shares of Discover common stock underlying your restricted stock units unless and until your restricted stock units convert to shares.

2.	Vesting schedule and conversion.
(a)    Vesting schedule. Your restricted stock units will fully vest on the Scheduled Vesting Date. Except as otherwise provided in this Award Certificate, your restricted stock units will vest only if you continue to provide future services to Discover by remaining in continuous service as a Director of Discover through the applicable Scheduled Vesting Date. The special vesting terms set forth in Sections 4 and 5 of this Award Certificate apply (i) if your service as a Director of Discover terminates by reason of your death or Disability or (ii) upon a Change in Control.
(b)    Conversion. Except as otherwise provided in this Award Certificate, each of your vested restricted stock units will convert to one share of Discover common stock on the applicable Scheduled Vesting Date.
The shares received upon conversion of restricted stock units will be delivered as soon as administratively practicable thereafter or, if deferred by you, delivered pursuant to the terms of your Restricted Stock Unit Deferral Election Form, and will not be subject to any transfer restrictions, other than those that may arise under the securities laws or Discover’s policies.

3.	Dividend equivalent payments.
Until your restricted stock units convert to shares, if Discover pays a regular or ordinary cash dividend on its common stock, you will be paid a dividend equivalent for your vested and unvested restricted stock units. No dividend equivalents will be paid to you with respect to any canceled restricted stock units.
Discover will decide on the form of payment and may pay dividend equivalents in shares of Discover common stock, in cash or in a combination thereof. Discover will pay the dividend equivalent as soon as administratively practicable after Discover pays the corresponding dividend on its common stock.

4.	Death and Disability.
The following special vesting and payment terms apply to your restricted stock units:
(a)    Death. If your service as a Director of Discover terminates due to death, all of your unvested restricted stock units will vest on the date your service terminates. Your restricted stock units will convert to shares of Discover common stock and be delivered to the beneficiary you have designated pursuant to Section 9 or the legal representative of your estate, as applicable, as soon as administratively practicable after Discover receives appropriate notice of your death.
(b)    Disability. If your service as a Director of Discover terminates due to Disability, all your unvested restricted stock units will vest on the date your service terminates. On that date, your restricted stock units will convert to shares of Discover common stock and be delivered to you as soon as administratively practicable thereafter.

5.	Change in Control.
If there is a Change in Control, all of your restricted stock units will immediately vest. On the date of a Change in Control, your restricted stock units will convert to shares of Discover common stock and be delivered as soon as administratively practicable thereafter.

6.	Termination of Service and cancellation of awards.
Your unvested restricted stock units will be canceled if your service as a Director of Discover terminates for any reason other than under the circumstances set forth in this Award Certificate for death, Disability or Change in Control.

7.	Satisfaction of obligations.
Notwithstanding any other provision of this Award Certificate, Discover may, in its sole discretion, take various actions affecting your restricted stock units in order to collect amounts sufficient to satisfy any obligation that you owe to Discover and any tax or other withholding obligations. These actions include the following:
(a)     Upon conversion of restricted stock units, including any accelerated conversion pursuant to Sections 4, 5 or 6 above, or, if later, upon delivery of the shares of Discover common stock, Discover may withhold a number of shares sufficient to satisfy any obligation that you owe to the Company and any tax or other withholding obligations. Discover shall determine the number of shares to be withheld by dividing the dollar value of your obligation to Discover and any tax or other withholding obligations by the fair market value of Discover common stock on the date of conversion, or, if later, on the date the shares of Discover common stock are delivered.
(b)     Discover may withhold the payment of dividend equivalents on your restricted stock units to ensure satisfaction of any obligation that you owe Discover or any tax or other withholding obligations.
Discover’s determination of the amount that you owe to it shall be conclusive. The fair market value of Discover common stock for purposes of the foregoing provisions shall be determined using a valuation methodology established by Discover.

8.	Nontransferability.
You may not sell, pledge, hypothecate, assign or otherwise transfer your restricted stock units, other than as provided in Section 9 (which allows you to designate a beneficiary or beneficiaries in the event of your death) or by will or the laws of descent and distribution. This prohibition includes any assignment or other transfer that purports to occur by operation of law or otherwise. During your lifetime, payments relating to the restricted stock units will be made only to you.
Your personal representatives, heirs, legatees, beneficiaries, successors and assigns, and those of Discover, shall all be bound by, and shall benefit from, the terms and conditions of your award.

9.	Designation of a beneficiary.
You may make a written designation of beneficiary or beneficiaries to receive all or part of the shares to be paid under this Award Certificate in the event of your death. To make a beneficiary designation, you must complete and file the form attached hereto as Appendix A with the Human Resources department.
Any shares that become payable upon your death, and as to which a designation of beneficiary is not in effect, will be distributed to your estate.
You may replace or revoke your beneficiary designation at any time. If there is any question as to the legal right of any beneficiary to receive shares under this award, Discover may determine in its sole discretion to deliver the shares in question to your estate. Discover’s determination shall be binding and conclusive on all persons and it will have no further liability to anyone with respect to such shares.

10.	Ownership and possession.
(a)    Generally. Generally, you will not have any rights as a stockholder in the shares of Discover common stock corresponding to your restricted stock units prior to conversion of your restricted stock units. Prior to conversion of your restricted stock units, however, you will receive dividend equivalent payments, as set forth in Section 3 of this Award Certificate.
To the extent necessary or advisable to comply with Section 409A of the Internal Revenue Code, with respect to any provision of this Award Certificate that provides for vested restricted stock units to convert to shares of Discover common stock on or as soon as administratively practicable after a specified event or date, such conversion will be made by the later of the end of the calendar year in which the specified event or date occurs or the 15th day of the third calendar month following the specified event or date.
(b)    Following conversion. Following conversion of your restricted stock units you will be the beneficial owner of the net shares issued to you, and you will be entitled to all rights of ownership, including voting rights and the right to receive cash or stock dividends or other distributions paid on the shares.

11.	Securities law matters.
Shares of Discover common stock issued upon conversion of your restricted stock units may be subject to restrictions on transfer by virtue of the Securities Act of 1933, as amended.  Discover may advise the transfer agent to place a stop order against such shares if it determines that such an order is necessary or advisable.  Because Discover common stock will only be maintained in book-entry form, you will not receive a stock certificate representing your interest in such shares.

12.	Compliance with laws and regulations.
Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of shares issued upon conversion of your restricted stock units (whether directly or indirectly, whether or not for value, and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation, or policy of any of the exchanges or associations or other institutions with which Discover has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.

13.	No entitlements.
(a)    No right to continued service. Nothing in this Award Certificate or the Plan shall confer the right to continue as a Director of Discover or any right to continue in the service of Discover during any period (including without limitation the period between the Date of the Award and the Scheduled Vesting Date or any portion of that period).
(b)    No right to future awards. This award does not confer on you any right or entitlement to receive another award of restricted stock units or any other equity-based award at any time in the future or in respect of any future period.
(c)    No effect on future compensation. This award does not confer on you any right or entitlement to receive compensation in any specific amount for any future fiscal year.

14.	Consents under local law.
Your award is conditioned upon the making of all filings and the receipt of all consents or authorizations required to comply with, or required to be obtained under, applicable local law.

15.	Award modification.
Discover reserves the right to modify or amend unilaterally the terms and conditions of your restricted stock units, without first asking your consent, or to waive any terms and conditions that operate in favor of Discover. These amendments may include (but are not limited to) changes that Discover considers necessary or advisable as a result of changes in any, or the adoption of any new, Legal Requirement. Discover may not modify your restricted stock units in a manner that would materially impair your rights in your restricted stock units without your consent; provided, however, that Discover may, without your consent, amend or modify your restricted stock units in any manner that Discover considers necessary or advisable to comply with any Legal Requirement or to ensure that your restricted stock units are not subject to United States federal, state or local income tax or any equivalent taxes in territories outside the United States prior to payment. Discover will notify you of any amendment of your restricted stock units that affects your rights. Any amendment or waiver of a provision of this Award Certificate (other than any amendment or waiver applicable to all recipients generally), which amendment or waiver operates in your favor or confers a benefit on you, must be in writing and signed by Discover’s Head of Human Resources (or if such positions no longer exist, by the holder of an equivalent position) to be effective.

16.	Severability.
In the event Discover determines that any provision of this Award Certificate would cause you to be in constructive receipt for United States federal or state income tax purposes of any portion of your award, then such provision will be considered null and void and this Award Certificate will be construed and enforced as if the provision had not been included in this Award Certificate as of the date such provision was determined to cause you to be in constructive receipt of any portion of your award.

17.	Governing law.
This Award Certificate and the related legal relations between you and Discover will be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

18.	Defined terms.

For purposes of this Award Certificate, the following terms shall have the meanings set forth below:
(a)    “Board” means the Board of Directors of Discover.
(b)    A “Change in Control” means, except as provided otherwise below, any of the following events:
(1)    any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), other than (i) any employee plan established by Discover or any of its subsidiaries, (ii) any group of employees holding shares subject to agreements relating to the voting of such shares, (iii) Discover or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) a corporation owned, directly or indirectly, by stockholders of Discover in substantially the same proportions as their ownership of Discover, is or becomes the beneficial owner, directly or indirectly, of securities of Discover (not including in the securities beneficially owned by such person any securities acquired directly from Discover or its affiliates other than in connection with the acquisition by Discover or its affiliates of a business) representing 30% or more of either the total fair market value or total voting power of the stock of Discover;
(2)    a change in the composition of the Board such that individuals who, as of the Date of the Award, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the Date of the Award whose election, or nomination for election by Discover’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(3)    the consummation of a merger or consolidation of Discover with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of Discover (or any direct or indirect subsidiary of Discover) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which results in the voting securities of Discover outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Discover or any of its subsidiaries, at least 50% of the combined voting power of the voting securities of Discover or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Discover (or similar transaction) in which no person (determined pursuant to clause 18(b)(1) above) is or becomes the beneficial owner, directly or indirectly, of securities of Discover (not including in the securities beneficially owned by such person any securities acquired directly from Discover or its affiliates other than in connection with the acquisition by Discover or its affiliates of a business) representing 30% or more of either the then outstanding shares of Discover’s common stock or the combined voting power of Discover’s then outstanding voting securities; or
(4)    the stockholders of Discover approve a plan of complete liquidation of Discover or an agreement for the sale or disposition by Discover of all or substantially all of Discover’s assets, other than a sale or disposition by Discover of all or substantially all of Discover’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of Discover immediately prior to such sale.
Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the beneficial holders of Discover’s common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of Discover immediately prior to such transaction or series of transactions.
(c)    “Date of the Award” means [insert date of grant which is the date of the annual meeting of shareholders].
(d)    “Disability” means a “permanent and total disability,” as defined in Section 22(e)(3) of the Internal Revenue Code.
(e)     “Discover” means Discover Financial Services, a Delaware corporation.
(f)    “Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance thereunder.
(g)    “Legal Requirement” means any law, regulation, ruling, judicial decision, accounting standard, regulatory guidance or other legal requirement.
(h)    “Plan” means the Discover Financial Services Directors’ Compensation Plan, as in effect from time to time.

(i)    “Scheduled Vesting Date” means the earlier of [insert the date of the first anniversary of the Date of the Award], or immediately prior to [insert the date of the first annual meeting of shareholders following the Date of the Award].

IN WITNESS WHEREOF, Discover has duly executed and delivered this Award Certificate as of the Date of the Award.

DISCOVER FINANCIAL SERVICES

By: _____________________________
Doug Rose
Senior Vice President, Chief HR Officer

APPENDIX A
Designation of Beneficiary(ies) Under
Discover Equity Compensation Plans
This Designation of Beneficiary shall remain in effect with respect to all awards issued to me under any Discover equity compensation plan, including any awards that may be issued to me after the date hereof, unless and until I modify or revoke it by submitting a later dated beneficiary designation. This Designation of Beneficiary supersedes all my prior beneficiary designations with respect to all my equity awards.
If you have more than one primary beneficiary, benefits will be divided equally among the living beneficiaries unless you specify the percentage. The percentages for all of the primary beneficiaries must total 100%. Contingent beneficiary(ies) receive any survivor benefits with respect to your equity awards, ONLY if all primary beneficiaries predecease you. If you have more than one contingent beneficiary, benefits will be divided equally among the living beneficiaries unless you specify the percentage. The percentages for all of the contingent beneficiaries must total 100%.
I hereby designate the following beneficiary(ies) to receive any survivor benefits with respect to all my equity awards:

Primary Beneficiary(ies)	Relationship	Percentage
(1)
(2)
(3)
(4)

Contingent Beneficiary(ies)	Relationship	Percentage
(1)
(2)
(3)
(4)

Address(es) of Primary Beneficiary(ies):
(1)
(2)
(3)
(4)
Address(es) of Contingent Beneficiary(ies):
(1)
(2)
(3)
(4)

Name: (please print)                Date

Signature
Please sign and email this form to ExecutiveCompensation@discover.com, or return via mail to:
Discover Financial Services
Attn: Executive Compensation
2500 Lake Cook Road
Riverwoods, IL 60015